755360v2
                     As filed with the Securities and Exchange Commission on February 11, 2002

                                                                                        Registration No. 333-

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                                       Under
                                            THE SECURITIES ACT OF 1933

                                         Enterprise Products Partners L.P.
                                 (Name of Registrant as specified in its charter)

                         Delaware                                                   76-0568219
               (State or Other Jurisdiction                                       (IRS Employer
             of Incorporation or Organization                                  Identification No.)
                                                2727 North Loop West
                                                Houston, Texas 77008
                            (Address of Principal Executive Offices, including Zip Code)

                                             Enterprise Products Company
                                             Employee Unit Purchase Plan
                                              (Full Title of the Plan)

                                                 Richard H. Bachmann
                             Executive Vice President, Chief Legal Officer and Secretary
                                                2727 North Loop West
                                                Houston, Texas 77008
                                                   (713) 880-6500
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                     Copies to:

                                                  Michael P. Finch
                                               Vinson and Elkins L.L. P.
                                               1001 Fanin, Suite 2300
                                              Houston, Texas 77002-6760
                                                   (713) 758-2222
                                           CALCULATION OF REGISTRATION FEE
=============================== =================== ==================== ====================== ======================
                                                     Proposed Maximum      Proposed Maximum
    Title Of Each Class Of         Amount To Be     Offering Price Per    Aggregate Offering          Amount Of
Securities To Be Registered(1)      Registered            Unit(3)              Price(3)           Registration Fee
------------------------------- ------------------- -------------------- ---------------------- ----------------------
Common Units of Enterprise
Products Partners L.P.            100,000 Units(2)        $49.28              $4,927,500               $453.33
=============================== =================== ==================== ====================== ======================

(1)      Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests in the plan named above.

(2)      Includes an indeterminate number of Units that may become issuable pursuant to the anti-dilution
         Provisions of the Second Amended and Restated Limited Partnership Agreement of Enterprise Products
         Partners L.P.

(3)      Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the
         Securities Act of 1933, as amended, based upon the average of the high and low prices reported on The
         New York Stock Exchange on February 7, 2002 ($49.28 per unit).

                                                      PART II

                                            INFORMATION REQUIRED IN THE
                                              REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

         The Securities and Exchange Commission the ("Commission") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the Commission under Section
13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities described in this prospectus are sold.

         o        The description of our common units contained in our registration statement on Form S-1 filed with the
                  Commission on July 21, 1998 (File No. 333-52537), as modified by the description of the common units contained in our registration statement on Form S-3 filed with the Commission on February
                  23, 2001 (File No. 333-56082);

         o        Our annual report on Form 10-K for the fiscal year ended December 31, 2000;

         o        Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and
                  September 30, 2001; and

         o        Our current reports on Form 8-K filed on April 4, 2001, November 13, 2001 and February 8, 2002.

Item 4.      Description of Securities.

             Not Applicable.

Item 5.      Interests of Named Experts and Counsel.

             Not Applicable.

Item 6.      Indemnification of Directors and Officers.

             Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.  The Second Amended and Restated Limited Partnership Agreement of Enterprise Products
Partners L.P. (the "Partnership Agreement") provides that the Partnership will indemnify (i) the General Partner,
(ii) any Departing Partner, (iii) any Person who is or was an affiliate of a General Partner or any Departing
Partner, (iv) any Person who is or was a member, partner, officer director, employee, agent or trustee of a
General Partner or any Departing Partner or any affiliate of a General Partner or any Departing Partner, or (v)
any Person who is or was serving at the request of a General Partner or any Departing Partner or any affiliate of any such person, any affiliate of a General Partner or any Departing Partner as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person ("Indemnitees"), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or (in the case of a Person other than the General Partner) not opposed to the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.  Any indemnification under these provisions will be only out of the assets of the Partnership, and the General Partner shall not be personally liable for, or have any obligation to contribute or lend funds or assets to the Partnership to enable it to effectuate, such indemnification.  The

Partnership is authorized to purchase  and maintain (or to reimburse the General Partner or its affiliate for the cost of) insurance, on behalf of the General Partner or its affiliates and such other Persons as the General
Partner shall determine, against liabilities asserted against and expenses incurred by such Persons in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such person against such liabilities under the provisions described above.

         The Partnership Agreement provides further that the Partnership shall be deemed to have requested an
Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the
Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a) of the Partnership
Agreement; and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         The registrant and/or the General Partner may provide liability insurance for each director and officer of the General Partner for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the General Partner, whether or not the registrant would have the power to indemnify such person against such liability, as permitted by law.

Item 7.  Exemptions from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

         4.1   Enterprise Products Company Employee Unit Purchase Plan

         5.1   Opinion of Vinson and Elkins L.L.P.

         23.1  Consent of Deloitte and Touche LLP

         23.2  Consent Vinson and Elkins L.L.P. (included in Exhibit 5.1)

         24.1  Powers of Attorney (included on the signature page to this registration statement)

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of February, 2002.

                                                             ENTERPRISE PRODUCTS PARTNERS L.P.

                                                             BY: ENTERPRISE PRODUCTS G.P., LLC,
                                                                      As General Partner

                                                             By: /s/ O.S. Andras
                                                                 -------------------------------------------
                                                                 O.S. Andras
                                                                 President and Chief Executive Officer

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
O.S. Andras and Richard H. Bachmann, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                     Title
                     Name                               (of Enterprise Products GP, LLC)                 Date

          /s/ Dan L. Duncan                         Director and Chairman of the Board           February 7, 2002
--------------------------------------
               Dan L. Duncan

          /s/ O.S. Andras                           Director, President, and Chief
--------------------------------------              Executive Officer                            February 7, 2002
              O.S. Andras

          /s/ Richard H. Bachmann                   Director, Executive Vice President,
--------------------------------------              Chief Legal Officer and Secretary            February 7, 2002
              Richard H. Bachmann

          /s/ Michael A. Creel                      Executive Vice President and Chief
--------------------------------------              Financial Officer                            February 7, 2002
              Michael A. Creel

          /s/ Michael J. Knesek                     Vice President, Controller and
--------------------------------------              Principal Accounting Officer                 February 7, 2002
              Michael J. Knesek

--------------------------------------              Director
                Jorn A. Berget

          /s/ Dr. Ralph S. Cunningham               Director                                     February 7, 2002
--------------------------------------
              Dr. Ralph S. Cunningham

--------------------------------------              Director
              Randa Duncan Williams

--------------------------------------              Director
              Jerelyn R. Eagan

          /s/ Curtis R. Frasier                     Director                                     February 7, 2002
--------------------------------------
              Curtis R. Frasier

          /s/ Lee W. Marshall, Sr.                  Director                                     February 7, 2002
--------------------------------------
              Lee W. Marshall, Sr.

--------------------------------------              Director
              Richard S. Snell

                                                 INDEX TO EXHIBITS

             Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

         4.1   Enterprise Products Company Employee Unit Purchase Plan

         5.1   Opinion of Vinson and Elkins L.L.P.

         23.1  Consent of Deloitte and Touche LLP

         23.2  Consent Vinson and Elkins L.L.P. (included in Exhibit 5.1)

         24.1  Powers of Attorney (included on the signature page to this registration statement)

                                                                                                        Exhibit 4.1
                                            ENTERPRISE PRODUCTS COMPANY
                                            EMPLOYEE UNIT PURCHASE PLAN

         Enterprise Products Company, a Texas corporation (the "Company"), hereby establishes the Enterprise
Products Company Employee Unit Purchase Plan (the "Plan") effective as of April 1, 2002.

1.       Purpose.  The purpose of the Plan is to promote the interests of the Company and Enterprise Products
Partners L.P., a Delaware limited partnership (the "Partnership"), by providing employees of the Company and its
Affiliates (as defined below) a cost-effective program to enable them to acquire or increase their ownership of
Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and the
Company.

2.       Definitions.  As used in this Plan:

                  "Account" means a separate bookkeeping account maintained by the Employer or Custodian for a
         Participant.

                  "Affiliate" means any entity (i) in which the Company or the Partnership has a direct or indirect significant business interest or (ii) which has a significant equity interest, directly or indirectly, in the Company, as determined by the Committee in its discretion, and shall include JMRS
         Transport Services, Inc. and its subsidiaries.

                  "Blackout Period" means a period established by the Committee during which a Restricted
         Participant may not engage in certain transactions under the Plan.  The Blackout Periods are related to the timing of the Partnership's public announcement of its quarterly financial results.  The periods are subject to change each year.  For 2002, the Blackout Periods are  (i) March 31 through May 4, (ii) June
         30 through August 4, (iii) September 30 through November 4 and (iv) December 31 through February 4.

                  "Board" means the Board of Directors of the Company.

                  "Committee" means a committee appointed by the Chairman or Vice Chairman of the Company to administer the Plan.

                  "Custodian" means the person engaged by the Company to perform administrative services for the
         Plan and to hold cash and Units, as provided in the services agreement with such person.

                  "Eligible Compensation" means, with respect to an Eligible Employee, the sum of the following items of his/her compensation:  salary, hourly wages, drivers' regular pay, overtime pay, call-out pay, vacation pay, bonuses, sick pay, funeral pay, jury duty pay, holiday pay, and military or other leave of absence pay.  No other items of compensation shall be considered.

                  "Eligible Employee" means any Employee whose current period of employment is three or more months of continuous employment, who is classified by an Employer as a regular, active, full-time employee and whose regularly scheduled work week is at least 30 hours per week, but excluding (i) any such Employee covered by a collective bargaining agreement unless such bargaining agreement provides for his/her participation in the Plan, and (ii) any temporary, project or leased employee or any nonresident alien.

                  "Employee" means any individual who is an employee of the Company, the Partnership or an
         Affiliate.

                  "Employee Discount Amount" means an amount, paid by the Employers each Purchase Period, equal to 10% of the quotient of (x) the total amount withheld from the Participants' Eligible Compensation during such Purchase Period, divided by (y) 0.90.

                  "Employer" means the Company and any Affiliate the Committee has designated as a participating entity.

                  "Participant" means an Eligible Employee or former Eligible Employee with an Account under the
         Plan.

                  "Purchase Period" means each calendar month.

                  "Restricted Participant" means an Employee who has the title of vice president or above with the Company or an Affiliate (regardless of where he/she is located) and each other Employee who is a
         Houston corporate office employee.

                  "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

                  "Units" mean a limited partnership interest in the Partnership represented by Common Units as set forth in the Partnership Agreement and described in the Registration Statement for the securities of the Partnership.

3.       Units Available Under Plan.  Units to be delivered under the Plan may be Units acquired by the Custodian in the open market or directly from the Partnership, the Employers or any other person, or any combination of the foregoing.  In the event that any change is made to the Units deliverable under the Plan, the Committee may make appropriate adjustments in kind of Units deliverable under the Plan.  The adjustments determined by the Committee shall be final, binding and conclusive.

4.       Employee Elections.  An Eligible Employee may purchase Units under this Plan upon the following terms and conditions:

         (a)      An Eligible Employee may enroll in the Plan on or after the first day of the month following the month in which he/she becomes an Eligible Employee.  An Eligible Employee may elect to have his/her Employer withhold on an after-tax basis from his/her Eligible Compensation for each pay period a designated whole percentage of his/her Eligible Compensation for such pay period ranging from 1% to 10% for the purchase of Units hereunder.  Subject to Section 4(e), an Eligible Employee may cancel or change (within the above limitations) his/her withholding election at any time.  All Eligible Employee elections and any changes to an election shall be in such form as the Committee or its delegate may establish from time to time and, subject to Section 4(e), shall be effective as soon as administratively feasible after its receipt.

         (b)      Subject to Section 4(e), each withholding election made by an Eligible Employee hereunder shall be an ongoing election until the earlier of the date changed by the Eligible Employee, or the date the
         Eligible Employee ceases to be eligible to participate in the Plan.  Eligible Employees may only make contributions through payroll deductions.

         (c)      The Employer shall maintain or cause to be maintained for each electing Eligible Employee a separate
         Account reflecting the aggregate amount of his/her Eligible Compensation that has been withheld and not yet applied to the purchase of Units for such Eligible Employee.  In addition, subject to the further provisions of the Plan, such Account shall be credited with the Units purchased for the Participant under the Plan.  Amounts of Eligible Compensation withheld by the Employer shall not be segregated from the general assets of the Employer and shall not bear interest.  The Employer shall remit all withheld amounts to the Custodian not less frequently than once a month.  Cash amounts held by the Custodian for a Participant shall not bear interest.

         (d)      If a Participant ceases to be an Eligible Employee, takes an unpaid leave of absence, or stops all deductions under the Plan, all amounts, if any, of his/her Eligible Compensation that have been withheld through such date shall be applied to the purchase of Units following the end of the Purchase Period in which such event occurs.

         (e)      Notwithstanding any provisions of the Plan to the contrary, Restricted Participants shall be subject to the following restrictions:

                           (i)      no Units may be sold by or for the benefit of a Restricted Participant during a Blackout Period;

                           (ii)     a Restricted Participant may not join the Plan or increase his/her contribution percentage during a Blackout Period; and

                           (iii)    if  a Restricted Participant elects to withdraw from the Plan or decrease his/her contribution percentage, the Restricted Participant must wait three months before he/she can rejoin the Plan or increase his/her contribution percentage, as the case may be.

         If the above three-month restricted period would expire with respect to a Restricted Participant during a Blackout Period, such restricted period shall automatically continue with respect to such Restricted
         Participant until the end of that Blackout Period.

5.       Unit Purchases.  Following the end of each Purchase Period, the Custodian shall purchase that number of
Units that can be reasonably acquired with the sum of (i) the total amount withheld from the Participants'
Eligible Compensation during such Purchase Period and (ii) the Employee Discount Amount for such Purchase
Period.  Unless the Custodian determines otherwise, the Units for a Purchase Period shall be purchased over a four consecutive day period beginning on the second business day of the following month, and the amount purchased on any day shall be approximately equal to 25% of the sum of (i) the amounts of cash then credited to the
Participants' Accounts and (ii) the Employee Discount Amount for such Purchase Period.  If Units are purchased directly from the Partnership or an Employer, the price of such Units shall be the average of the high and low price of Units obtainable in the open market on the days of such purchases, as determined by the Custodian using information on such price from a readily verifiable public source of pricing data chosen by the Custodian, in its sole discretion.

6.       Unit Purchase Price; Allocations.  The price of Units acquired under the Plan and allocated to
Participants shall be determined as follows:

         (a)      Units acquired for a Purchase Period shall be allocated to Participants in proportion to (i) the sum of their contributions for such Purchase Period, including any allocable Employee Discount Amount, over
         (ii) the total of all such Plan amounts applied to the purchase of Units for the Purchase Period.

         (b)      The price of the Units allocated to each affected Participant for a Purchase Period shall be based on the weighted average of the purchase prices actually paid for the Units acquired for such Purchase
         Period.

7.       Plan Expenses.  The Employer shall pay, other than from the Accounts, all brokerage fees for the purchase, but not the sale, of Units and all other costs and expenses of administering the Plan, including the fees of the Custodian.  Any fees for the issuance and delivery of certificates to a Participant (or beneficiary)
shall be paid by the Participant (or beneficiary).  Participants shall be responsible for, and shall pay, any brokerage fees and other costs and expenses incurred by the Custodian in connection with the sale of such
Participant's Units.

8.       Units.  Except as provided below, Units purchased under the Plan shall be held by the Custodian:

         (a)      Subject to Section 4(e), a Participant may elect at any time to have the Custodian sell on behalf of, or deliver to, the Participant any or all Units allocated to the Participant's Account which have been held for more than six months.

         (b)      Subject to Section 4(e), if a Participant dies, becomes disabled and is placed on inactive status, or ceases to be an Employee on or after reaching age 60, then the six month holding period shall not apply to such Participant.  All Units and cash allocated to his/her Account shall be distributed in kind
         (except that fractional Units shall be sold for cash) as soon as practical to the Participant (or his/her beneficiary, if applicable), or at the request of the Participant (or his/her beneficiary), subject to Section 4(e), such Units shall be sold by the Custodian and the proceeds delivered to the
         Participant (or his/her beneficiary) or transferred to a brokerage account.

         (c)      If a Participant ceases to be an Employee and none of the circumstances described in (b) above apply, all Units that have been allocated to his/her Account for more than six months and all cash allocated to his/her Account shall be distributed in kind (except that fractional Units shall be sold for cash) as soon as practical to the Participant, or at the request of the Participant, subject to Section 4(e), such Units shall be either sold by the Custodian and the proceeds delivered to the Participant or transferred to a brokerage account.  Any remaining Units allocated to his/her Account shall be distributed, or at the request of the Participant, subject to Section 4(e), be sold by the Custodian and the proceeds be delivered to the Participant or transferred to a brokerage account upon the satisfaction of the six month holding period applicable to such Units.

9.       No Delivery of Fractional Units; Custodian.  Notwithstanding any other provision contained herein, the
Employer or Custodian will not be required to deliver any fractional Units to an Employee pursuant to this Plan, although an Employee's Account may be credited with a fractional Unit for record keeping purposes.  The Company may enter into a service agreement with a Custodian that provides for the Custodian to hold on behalf of the
Participants the cash contributions, the Units acquired under the Plan and distributions on such Units, provided such agreement permits a Participant to direct the Custodian to either sell, deliver to the Participant a certificate for the Units held for such Participant or transfer to a brokerage account, subject to the limitations in Sections 4(e) and 8.

10.      Withholding of Taxes.  To the extent that the Employer is required to withhold any taxes in connection with an Eligible Employee's contributions, the Employee Discount Amount, or the purchase of Units for an Eligible
Employee, it will be a condition to the receipt of such Units that the Eligible Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include a reduction in, or a withholding from, the Eligible Employee's Account, total compensation or salary or reimbursement by the Eligible Employee, as the case may be.

11.      Rule 16b-3 Compliance.  It is intended that any purchases by an Employee subject to Section 16 of the
Securities and Exchange Act of 1934 meet all of the requirements of Rule 16b-3.  If any action or procedure under the Plan would otherwise not comply with Rule 16b-3, such action or procedure shall be modified, to the extent the Committee deems practicable, to conform to Rule 16b-3.

12.      Investment Representation.  Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, in the case of any Eligible Employee who may be deemed an affiliate (for securities law purposes) of the Company or the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, or the Partnership has determined that an exemption from registration is available, the Employer may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish the Employer with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Employer is satisfied that an exemption from such registration is available.

13.      Compliance with Securities Laws.  Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the
1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject.  The Company acknowledges that, as the holder of a majority of the member interest in the general partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

14.      Administration of the Plan.

         (a)      This Plan will be administered by the Committee.  A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

         (b)      Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to:  (i) determine which persons are Eligible Employees who may participate;
         (ii) determine the number of Units to be purchased by a Participant; (iii) determine the time and manner for purchasing Units; (iv) interpret, construe and administer the Plan, including without limitation determining the Blackout Periods and which Participants are Restricted Participants; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive Units under the Plan; and (vii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

         (c)      The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

15.      Amendments, Termination, Etc.

         (a)      This Plan may be amended from time to time by the Board, the Chairman, or the Vice Chairman.

         (b)      This Plan will not confer upon any Employee any right with respect to continuance of employment or other service with the Company or any Affiliate, nor will it interfere in any way with any right the Company or an Affiliate would otherwise have to terminate such Employee's employment or other service at any time.

         (c)      This Plan may be terminated at any time by the Board, the Chairman, or the Vice Chairman.  On termination of the Plan, all amounts then remaining credited to the Accounts for Employees shall be returned to the affected Employees.

         (d)      A Participant may not assign, pledge, encumber or hypothecate in any manner his/her interest in the
         Plan, including his/her Account.

16.      Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware.

                                                                                                        Exhibit 5.1
                                      [Letterhead of Vinson and Elkins L.L.P.]

                                                 February 7, 2002

Enterprise Products Partners L.P.
2727 North Loop West
Houston, Texas 77008

Gentlemen:

         We have acted as counsel for Enterprise Products Partners L.P., a Delaware limited partnership (the
"Registrant"), with respect to certain legal matters in connection with the registration by the Registrant under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 100,000 common units of limited partner interests (the "Units"), for issuance under the Enterprise Products Company Employee
Unit Purchase Plan (the "Plan").

         In connection with the foregoing, we have examined or are familiar with the Second Amended and Restated
Agreement of Limited Partnership of the Registrant dated September 17, 1999 and Amendment No. 1 thereto dated as of June 9, 2000, the First Amended and Restated Limited Liability Company Agreement of Enterprise Products GP,
LLC, a Delaware limited liability company and the general partner of the Registrant, the Articles of
Incorporation and Bylaws of Enterprise Products Company, a Texas corporation, the Plan, the partnership and limited liability company proceedings with respect to the registration of the Units, the corporate proceedings with respect to the adoption of the Plan, the Registration Statement on Form S-8 filed in connection with the registration of the Units (the "Registration Statement"), and such other certificates, instruments, and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Units have been duly authorized and when issued by the Registrant and delivered by Enterprise Products Company pursuant to the Plan will be validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and the States of Delaware
and Texas.  For purposes of this opinion, we assume that the Units will be issued in compliance with all applicable state securities or Blue Sky laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations thereunder.

                                                     Very truly yours,

                                                     VINSON and ELKINS L.L.P.

                                                                                                       Exhibit 23.1
                                           INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Enterprise Products
Partners L.P. on Form S-8 of our report dated February 28, 2001, appearing in the Annual Report on Form 10-K of
Enterprise Products Partners L.P. for the year ended December 31, 2000.

/s/ DELOITTE and TOUCHE LLP

Houston, Texas
February 11, 2002